Exhibit 10.2

Execution version

FIFTEENTH AMENDING AGREEMENT made as of February 2, 2025

BETWEEN:	Leddartech Holdings Inc.

(as “Borrower”)

AND:	FÉDÉration Des Caisses Desjardins Du QuÉBec

(as “Lender”)

RECITALS

A.	The Lender has addressed an amended and restated financing offer dated April 5, 2023 to the Borrower which has been accepted by the Borrower (as amended by a first amending agreement dated as of May 1, 2023, a second amending agreement dated as of May 31, 2023, a third amending agreement dated as of September 29, 2023, a fourth amending agreement dated as of October 13, 2023, a fifth amending agreement dated as of October 20, 2023, a sixth amending agreement dated as of October 31, 2023, a seventh amending agreement dated as of December 8, 2023, an eighth amending agreement dated as of June 4, 2024, a ninth amending agreement dated as of July 5, 2024, a tenth amending agreement dated as of July 26, 2024, an eleventh amending agreement dated as of August 5, 2024, a twelfth amending agreement dated as of August 14, 2024, a thirteenth amending agreement dated as of August 16, 2024, and a fourteenth amending agreement dated as of December 6, 2024, the “Financing Offer”).

B.	The Borrower is the entity resulting from the amalgamation between LeddarTech Inc. and LeddarTech Holdings Inc. that took place on December 21, 2023.

C.	The Borrower and the Lender wish to amend the Financing Offer to, among other things, realign the payment of interest rates and extend the Short-Term Outside Date.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.	Interpretation

1.1	Capitalized terms used herein and defined in the Financing Offer have the meanings assigned to them in the Financing Offer unless otherwise defined herein.

1.2	Other than as specifically provided herein, this Agreement shall not operate as a waiver of any right, power or privilege of the Lender and, except as amended hereby, all provisions of the Financing Offer will remain in full force and effect.

2.	Amendments to the Financing Offer

2.1	Section 3.4.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“3.4.1 Interest must be paid on a monthly basis, it being understood that the interest payments to be made for the months of July 2024 (originally due on August 5, 2024), August 2024 (originally due on September 5, 2024), September 2024 (originally due on October 5, 2024), October 2024 (originally due on November 5, 2024), November 2024 (originally due on December 5, 2024) and December 2024 (originally due on January 5, 2025), as applicable, are postponed to the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date (as defined below) and (iii) ~~December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee~~ February 28, 2025, and with the interest payments for each subsequent month to be made on the fifth day of each month.”

2.2	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins a monthly fee of $125,000 per month, which monthly fee is earned and payable first on July 5, 2024, and thereafter, is earned and payable on the first day of each subsequent month, until the date of the last disbursement of the Follow On Offering, which must occur on or prior to ~~January 31~~ February 28, 2025 (the “Short-Term Outside Date”). Notwithstanding the foregoing, the payment of the monthly fees applicable for the month of August 2024 and for the months up until (and including) ~~the earlier of (i) the Short-Term Outside Date and (ii) December 13, 2024~~January 2025, representing in the aggregate $750,000, is postponed to the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) ~~December 13, 2024, provided that if the full First Installment of the TI Pre-paid Royalty Fee is received on or prior to December 13, 2024, the payment of the monthly fees applicable for the months up until (and including) the earlier of (y) the Short-Term Outside Date and (z) January 31, 2025 is postponed to the earlier of (x) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (y) the Short-Term Outside Date and (z) January 31, 2025~~ February 28, 2025. For greater certainty, the payment for February 2025 is earned and payable on February 1, 2025 and payment of same will be made on February 3, 2025 (being the following Business Day).

Following the Short-Term Outside Date and until the Borrower provides Desjardins with the Recapitalization Plan in form and substance satisfactory to Desjardins, a monthly fee in the amount of $75,000 will be earned and payable on the first day of each month.”

2.3	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins, as compensation for authorizing the indebtedness under the Bridge Financing and the pari passu ranking of the security under the Bridge Financing with the Security, (1) an amendment fee of US$667,000, which amendment fee is earned on August 16, 2024 and (2) an amendment fee of US$333,000, which amendment fee is earned on the date of the funding of the second advance of the bridge loan of Desjardins made available to the Borrower under the Bridge Financing (collectively, the “Thirteenth Amendment Fee”), but in each case shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) ~~December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee~~ February 28, 2025. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.4	The following paragraph of Section 6.1 of the Financing Offer is amended as follows (changes underlined and struck through):

“The Borrower must pay to Desjardins an amendment fee of $50,000 in connection with the fourteenth amendment to this Agreement, which amendment fee is earned on December 6, 2024 (the “Fourteenth Amendment Fee”), but shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date     and (iii) ~~December 13, 2024, which date will automatically be extended to January 31, 2025 upon the disbursement to the Borrower of the full First Installment of the TI Pre-paid Royalty Fee~~ February 28, 2025. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.5	A new paragraph is added at the end of Section 6.1 of the Financing Offer as follows:

“The Borrower must pay to Desjardins an amendment fee of $20,000 in connection with the fifteenth amendment to this Agreement, which amendment fee is earned on February 3, 2025 (the “Fifteenth Amendment Fee” and collectively with the Thirteenth Amendment Fee and Fourteenth Amendment Fee, the “Amendment Fee”), but shall be payable on the earlier of (i) the date on which a default occurs and is continuing pursuant to Article 5 of Appendix A to the Financing Offer, (ii) the Short-Term Outside Date and (iii) February 28, 2025. Such fee is not reimbursable whatever the circumstances. This fee is in addition to all other fees payable by the Borrower.”

2.6	The definition of “Available Cash” in Section 7.1.2 of the Financing Offer is amended as follows (changes underlined and struck through):

“Available Cash The Borrower must maintain Available Cash in an amount equal to or greater than as provided below for the following dates:

(i)	$1,500,000 at all times from the date of the disbursement of the Tranche A of the SPAC Offering until October 31, 2023;

(ii)	NIL after October 31, 2023 until the earlier of December 22, 2023 and the DE-SPAC Date;

(iii)	$5,000,000 at all times after the earlier of December 22, 2023 and the DE-SPAC Date until July 4, 2024;

(iv)	$3,500,000 at all times from July 5, 2024 until July 6, 2024;

(v)	$1,800,000 at all times from July 7, 2024 until July 26, 2024;

(vi)	$1,300,000 at all times from July 27, 2024 until August 5, 2024;

(vii)	$250,000 at all times from August 6, 2024 until August 19, 2024;

(viii)	$1,000,000 at all times from August 20, 2024 until December 6, 2024;

(ix)	$1,000,000 at all times from the earlier of (i) December 13, 2024 and (ii) the date of the full First Installment of the TI Pre-paid Royalty Fee until the earlier of (y) the Short-Term Outside Date and (z) ~~January 31~~ February 28, 2025; and

(x)	$5,000,000 at all times after the earlier of (i) the Short-Term Outside Date and (ii) ~~January 31~~ February 28, 2025.”

2.7	The definition of “Liquidity Event” in Section 1 of Appendix “A” of the Financing Offer is amended as follows (changes underlined and struck through):

“Liquidity Event: means (i) a change of Control of the Borrower, (ii) a sale of all or substantially all of the assets of the Borrower or the grant of an exclusive licence (save to a Subsidiary of the Borrower in the normal course of business) of substantial all of the intellectual property of the Borrower and of its Subsidiaries, (iii) the occurrence of a Default, (iv) if the Term Loan is not repaid prior to or on the date which is 30 months after the earlier of (a) July 31, 2023 and (b) the DE-SPAC Date, (v) Tranche A of the SPAC Offering has not been funded on or prior to June 12, 2023 under the conditions of Section 7.4.9a), (vi) Tranche B1 of the SPAC Offering has not been funded on or prior to October 31, 2023, (vii) Tranche B of the SPAC Offering has not been funded on or prior to December 22, 2023, (viii) ~~January 31~~ February 28, 2025, if the Follow On Offering has not closed on or prior to ~~January 31~~ February 28, 2025 or (ix) December 13, 2024, if the full First Installment of the TI Pre-paid Royalty Fee has not been disbursed to the Borrower on or prior to December 13, 2024.”

3.	Effectiveness and Conditions Precedent

This Agreement will become effective on the date that the Lender notifies the Borrower that the following conditions precedent have been fulfilled:

3.1	this Agreement has been executed by all parties;

3.2	no Default exists;

3.3	all fees and expenses owing by the Borrower to the Lender and its legal counsel and the Desjardins’ Financial Advisor due on the date of this Agreement shall have been paid and the Lender is authorized to debit the Borrower’s account and proceed to the payment of such fees and expenses.

4.	Representations and Warranties

All of the representations and warranties contained in Article 2 of the Appendix A to the Financing Offer are true and correct on and as of the date hereof as though made on and as of the date hereof, except that, to the extent such representations and warranties relate to a specifically identified earlier date they shall be true and correct as of such earlier date.

5.	Default

No Default has occurred and is continuing on the date hereof.

6.	Cost and Expenses

The Borrower agrees to pay on demand all reasonable costs and expenses of the Lender in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Lender.

7.	Counterparts

This Agreement may be executed in any number of counterparts, all of which taken together constitute one and the same instrument. A party may execute this Agreement by signing any counterpart. Delivery by any party or other signatory of an executed counterpart of this Agreement by facsimile or electronic mail or in PDF format, or using any electronic signature, shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.	Governing Law

This Agreement is governed by and construed in accordance with laws of the Province of Quebec and the laws of Canada applicable therein.

[Signature pages follow]

IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

FÉdÉration des Caisses Desjardins du
QuÉbec, as Lender

Per:	/s/ Alexandre Chapdelaine
Title:	Alexandre Chapdelaine, Managing Director and Market Lead, National Accounts, North Western Quebec

Per :	/s/ Jocelyn Larouche
Title:	Jocelyn Larouche - Director,
National Accounts, North Western Quebec

LeddarTech Holdings Inc., as Borrower

Per:	/s/ Frantz Saintellemy

The Guarantor acknowledges receipt of this Agreement and agrees to its terms.

Vayavision Sensing Ltd., as Guarantor

Per:	/s/ Frantz Saintellemy

[Fifteenth Amendment – LeddarTech Holdings Inc.]